PREFERRED APARTMENT | COMMUNITIES℠

SECOND QUARTER 2011

Supplemental Financial Data

TRAIL CREEK A PREFERRED APARTMENT COMMUNITY — Hampton, VA

Preferred Apartment Communities
3625 Cumberland Blvd, Suite 400
Atlanta, GA 30339
404.406.7806
www.pacapts.com

Table of Contents

Company Profile, Second Quarter Highlights and CAD Guidance	3

Consolidated Statements of Operations	4

Reconciliation of Funds From Operations, Adjusted Funds From Operations,
And Cash Available for Distribution to Net Loss Attributable to the Company	5

Consolidated Balance Sheets	6

Notes to Consolidated Statements of Operations and Reconciliation of Funds
From Operations, Adjusted Funds From Operations, and Cash Available for
Distribution to Net Loss Attributable to the Company	7

Definitions of Non-GAAP Measures	8

Forward-Looking Statements

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:  Estimates of future earnings and performance are, by definition, and certain other statements in this press release may constitute, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward looking statements.  Factors that impact such forward looking statements include, among others, our business and investment strategy; legislative or regulatory actions; the state of the U.S. economy generally or in specific geographic areas; economic trends and economic recoveries; our ability to obtain and maintain debt or equity financing; financing and advance rates for our target assets; our leverage level; changes in the values of our assets; availability of attractive investment opportunities in our target assets; our ability to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act; availability of quality personnel; our understanding of our competition; and market trends in our industry, interest rates, real estate values, the debt securities markets and the general economy.

Except as otherwise required by the federal securities laws, the Company assumes no liability to update the information in this supplemental package.

The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section entitled "Risk Factors" in the final prospectus dated March 31, 2011 to our registration statement on Form S-11, as amended (Registration No. 333-168407), with respect to our initial public offering that was filed with the Securities and Exchange Commission on April 4, 2011, as may be updated or supplemented in the Company's Form 10-Q filings, which discuss these and other factors that could adversely affect the Company's results.

Supplement Financial Data	Page 2

Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc. (AMEX:APTS) is a Maryland corporation formed primarily to acquire multifamily properties in select targeted markets throughout the United States.  As part of our property acquisition strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make mezzanine loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the construction of these properties.  As a secondary strategy, we may acquire senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets.  PAC intends to elect and qualify as a real estate investment trust for U.S. federal income tax purposes effective as of April 1, 2011.

Highlights of the second quarter 2011:

•
Implemented our business plan with acquisitions of our first three multifamily communities utilizing approximately $55.6 million in property level first mortgage debt that is secured solely by the related acquired multifamily community and that is not guaranteed by the Company or its operating partnership.

•
Commencing with the acquisition of each of the communities, we began implementing our innovative and unique marketing and branding strategy by rolling out the PAC Concierge, PAC Rewards and PAC Partners programs on a community by community basis.  We currently anticipate that all of these programs will be fully implemented at each of our communities by the end of 2011.

•	Currently expect CAD to be sufficient to cover our Company’s third quarter dividend distribution of $0.125 per share and the projected fourth quarter dividend distribution of $0.125 per share.

•	Closed on a $6 million, 8.0% five-year real estate loan investment with an option to purchase the property at the end of three years.

•	Strong rental revenue growth of approximately 1%, month over month.

CAD guidance:

•	CAD is projected to be in the range of $0.125 - $0.14 per share for both the third and fourth quarters of 2011

(See reconciliation to net loss attributable to the Company and definitions of non-GAAP measures on pages 5 and 8)

Supplement Financial Data	Page 3

Consolidated Statements of Operations
For the three and six months ended June 30, 2011
(unaudited)

	Three months ended	Six months ended
	June 30, 2011	June 30, 2011
Revenues:
Rental revenues	$1,691,663	$1,691,663
Other property revenues	185,275	185,275
Interest income on real estate loan	1,333	1,333
Total revenues	1,878,271	1,878,271

Operating expenses:
Property operating and maintenance	436,801	436,801
Property management fees	75,053	75,053
Real estate taxes	143,146	143,146
General and administrative	35,385	35,385
Depreciation and amortization	2,802,109	2,802,109
Acquisition costs	1,442,444	1,662,160
Organizational costs	7,072	94,372
Insurance	28,678	28,678
Professional fees	187,239	231,750
Other	30,061	33,858
Total operating expenses	5,187,988	5,543,312

Operating loss	(3,309,717)	(3,665,041)

Management fees	145,266	145,266
Insurance	27,178	89,178
Interest expense	418,733	434,642
Other income and expense	79,721	79,721
Net loss	(3,980,615)	(4,413,848)

Less consolidated net loss attributable to non-controlling interests	-	-

Net loss attributable to the Company	$(3,980,615)	$(4,413,848)

Net loss per share of Common Stock, basic and diluted	$(0.81)	$(1.78)

Weighted average number of shares of Common Stock outstanding, basic and diluted	4,886,486	2,474,973

See Notes to Consolidated Statements of Operations and Reconciliation of Funds From Operations, Adjusted Funds From Operations, and Cash Available for Distribution to Net Loss Attributable to the Company

Supplement Financial Data	Page 4

Reconciliation of Funds From Operations, Adjusted Funds From Operations,
and Cash Available for Distribution to Net Loss Attributable to the Company

	Three months ended June 30, 2011	Six months ended June 30, 2011

Net loss attributable to the Company	$(3,980,615)	$(4,413,848)

Add: Depreciation of real estate assets	754,995	754,995
Amortization of acquired intangible assets	2,041,823	2,041,823

Funds from operations	$(1,183,797)	$(1,617,030)

FFO per share - basic and diluted (a)	$(0.24)	$(0.65)

Add: Acquisition costs	1,442,444	1,662,160
Organization costs	7,072	94,372
Directors' fees and expenses paid in stock	79,982	79,982
Amortization of loan closing costs (2)	21,541	21,541
REIT establishment costs (3)	9,940	25,849
Depreciation/amortization on non-real estate assets	5,290	5,290
Net mezzanine loan fees received (4)	74,333	74,333
Less: Recurring capital expenditures (5)	(26,948)	(26,948)

Adjusted funds from operations	$429,857	$319,549

AFFO per share - basic and diluted (a)	$0.09	$0.13

Less: REIT establishment costs (3)	(9,940)	(25,849)

Cash available for distribution	$419,917	$293,700

CAD per share - basic and diluted (a)	$0.09	$0.12

Dividends:
Declared	$646,487	$646,487
Per share	$0.125	$0.125

a) Calculated based upon weighted average shares outstanding -
basic and diluted	4,886,486	2,474,973

Actual shares outstanding at June 30, 2011, including 26,000 unvested shares of restricted stock	5,171,899	5,171,899

See Notes to Consolidated Statements of Operations and Reconciliation of Funds From Operations, Adjusted Funds From Operations, and Cash Available for Distribution to Net Loss Attributable to the Company

Supplement Financial Data	Page 5

Consolidated Balance Sheets
As of June 30, 2011 and December 31, 2010
(unaudited)

	June 30,	December 31,
	2011	2010
Assets
Real estate
Land	$13,052,000	$-
Building and improvements	60,007,968	-
Furniture, fixtures, and equipment	8,312,149	-
Gross real estate	81,372,117	-
Less: accumulated depreciation	(759,518)	-
Net real estate	80,612,599	-
Real estate loan	6,000,000	-
Total real estate and real estate loan, net	86,612,599	-

Cash and cash equivalents	5,574,818	22,275
Restricted cash	636,746	-
Tenant receivables	30,774	-
Acquired intangible assets, net of amortization of $2,041,823	3,495,244	-
Deferred loan costs, net of amortization of $21,541	594,598	-
Deferred offering costs	15,770	620,237
Other assets	284,686	187,300

Total assets	$97,245,235	$829,812

Liabilities and equity
Liabilities
Mortgage notes payable	$55,637,000	$-
Accounts payable and accrued expenses	710,307	-
Note payable, related party	-	465,050
Revolving line of credit, related party	-	200,000
Non-revolving line of credit, related party	-	805,898
Accrued interest payable	168,056	15,064
Dividends payable	646,487	-
Security deposits and prepaid rents	148,180	-
Deferred real estate loan income	74,333	-
Total liabilities	57,384,363	1,486,012
Commitments and contingencies (Note 12)
Equity (deficit)
Stockholder's equity (deficit)
Common Stock, $0.01 par value per share; 400,066,666 shares authorized; 5,145,899 shares issued and outstanding at June 30, 2011; 36,666 shares issued and outstanding at December 31, 2010	51,459	366
Additional paid in capital	51,027,974	109,632
Syndication and offering costs	(6,038,515)	-
Accumulated deficit	(5,180,047)	(766,199)
Total stockholders' equity (deficit)	39,860,871	(656,201)
Non-controlling interest	1	1
Total equity (deficit)	39,860,872	(656,200)

Total liabilities and equity	$97,245,235	$829,812

See Notes to Consolidated Statements of Operations and Reconciliation of Funds From Operations, Adjusted Funds From Operations, and Cash Available for Distribution to Net Loss Attributable to the Company

Supplement Financial Data	Page 6

Notes to Consolidated Statements of Operations and Reconciliation of Funds From Operations, Adjusted Funds From Operations, and Cash Available for Distribution to Net Loss Attributable to the Company

1)
Rental and other property revenues are comprised of activity from the dates of acquisition (April 15, 21, and 29, 2011, for Stone Rise, Summit Crossing, and Trail Creek, respectively) through June 30, 2011.

2)
The Company incurred loan closing costs of $616,139 on its mortgage loans, which are secured by the three acquired multifamily communities. These loan costs are being amortized over the life of the loans, and the non-cash amortization expense is an addition to FFO in the calculation of AFFO.

3)
Certain costs involved with establishing the Company as a publicly-traded real estate investment trust were incurred and are added to FFO in the calculation of AFFO. These costs primarily consist of exchange listing fees.

4)
On June 30, 2011, in conjunction with its real estate loan investment, the Company received a loan fee of $120,000, $60,000 of which was paid to its manager as an acquisition fee, and also a loan commitment fee of $14,333. The net proceeds of $74,333 are an additive adjustment to FFO in calculating AFFO, which will be recognized in income over the life of the loan as an adjustment of yield using the effective interest method.

5)
The Company deducts from FFO recurring capital expenditures that are necessary to maintain the properties’ revenue streams. Excluded from the calculation of AFFO are non-recurring capital expenditures of $54,736 for both the three-month and six-month periods ended June 30, 2011.

Supplement Financial Data	Page 7

Definitions of Non-GAAP Measures

Funds From Operations (“FFO”)

Analysts, managers, and investors have, since the first real estate investment trusts were created, made certain adjustments to reported net income amounts under U.S. GAAP in order to better assess these vehicles’ liquidity and cash flows. FFO is one of the most commonly utilized Non-GAAP measures currently in practice. In its 2002 “White Paper on Funds From Operations”, the National Association of Real Estate Investment Trusts (“NAREIT”) standardized the definition of how Net income/loss should be adjusted to arrive at FFO, in the interests of uniformity and comparability. The NAREIT definition of FFO (and the one reported by the Company) is:

Net income/loss:

•	Excluding gains/losses from sales of property;

•	Plus depreciation and amortization of real estate assets; and

•	After adjustments for unconsolidated partnerships and joint ventures

Not all companies necessarily utilize the standardized NAREIT definition of FFO, and so caution should be taken in comparing the Company’s reported FFO results to those of other companies. The Company’s FFO results are comparable to other companies that follow the NAREIT definition of FFO and report these figures on that basis. FFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, which the Company believes to be net income/loss attributable to the Company.

Adjusted Funds From Operations (“AFFO”)

AFFO makes further adjustments to FFO results in order to arrive at a more refined measure of operating and financial performance. There is no industry standard definition of AFFO and practice is divergent across the industry. The Company calculates AFFO as:

FFO, plus:

•	Acquisition costs;

•	Organization costs;

•	Fees to directors and executives paid in stock;

•	Amortization of mortgage loan costs;

•	REIT establishment costs;

•	Depreciation and amortization of non-real estate assets; and

•	Net loan origination fees;

Less:

•	Annually recurring capital expenditures

AFFO figures reported by the Company are not generally comparable to those reported by other companies. AFFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, which the Company believes to be net income/loss attributable to the Company.

Supplement Financial Data	Page 8

Cash Available for Distribution (“CAD”)

The Company refines AFFO further by reversing the AFFO adjustment for REIT establishment costs. CAD is a non-GAAP measure that is reconciled to its most comparable GAAP measure, which the Company believes to be net income/loss attributable to the Company.

For further information:

Leonard A. Silverstein, Executive Vice President
Preferred Apartment Communities, Inc.
lsilverstein@pacapts.com
+1-770-818-4147

Supplement Financial Data	Page 9